Exhibit (10)(iii)

COOPER TIRE & RUBBER COMPANY

Written Description of Changes to Independent Director Compensation and Stock Ownership Guidelines

(as approved by the Board of Directors on August 3, 2011)

Cash Compensation (effective October 1, 2011):

Annual Retainer: $80,000

Annual Fees for Committee Chairs and Lead Director:

Audit Committee Chair: $15,000

Compensation Committee Chair: $10,000

Nominating and Governance Committee Chair: $10,000

Lead Director: $15,000

Equity Compensation (effective at 2012 Annual Meeting):

Annual Phantom Stock Grant: $100,000

Stock Ownership Guidelines (effective immediately):

Amount: 15,000 shares

Time for new Director to reach: 5 years

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